EXHIBIT 10.4

                                 THIRD AMENDMENT
                            TO THE HOWELL CORPORATION
                             1988 STOCK OPTION PLAN


     WHEREAS, Howell Corporation (the "Company") presently maintains the Howell Corporation 1988 Stock Option Plan that became effective on January 25, 1988, as amended (the "Plan"); and

     WHEREAS, the Board of Directors of the Company, pursuant to Section 13 of the Plan, has the right to amend the Plan from time to time subject to certain limitations and has heretofore amended the Plan on two occasions;

     NOW, THEREFORE, in order to make the revisions desired by the Board of Directors as outlined in the Proxy Statement of the Company dated March 24, 1994, the Plan is hereby amended in the following manner:

     1. Effective as of the date hereof, the first sentence of Section 2(b) of the Plan is hereby amended in its entirety to read as follows:

          The Committee, from time to time, shall determine and designate those members of the Committee who are to receive options under the Plan ("Special Optionees"), the number of shares to be covered by such options and the terms thereof. The Committee shall thereupon grant options in accordance with such determination as evidenced by a written option agreement; provided, however, that the number of shares covered by options granted pursuant to the Plan by the Committee shall not exceed 10,000 shares in the case of an option granted to any Special Optionee and an aggregate of 150,000 shares for all Special Optionees as a group.

     2. Effective as of the date hereof, Section 4 of the Plan is hereby amended in its entirety to read as follows:

     4. Stock Reserved.

          Subject to adjustment as provided in Paragraph 9, a total of 750,000 shares ("Stock") of Common Stock, par value $1.00 per share, of the Company ("Common Stock") shall be subject to this Plan. The shares of Stock subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or its Affiliates, and such number of shares shall be and is hereby reserved for sale for such purposes. Any of such shares which may remain unsold and which are not subject to outstanding Options at the expiration of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan and the expiration, exercise or lapse of all Options granted hereunder, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any Option expire or be cancelled or surrendered prior to its exercise or relinquishment in full, the shares theretofore subject to such Option may again be subjected to an Option under this Plan, except that shares subject to purchase pursuant to any Option or portion thereof relinquished and not required to be issued upon such relinquishment shall not again be available for Options under this Plan.

     IN WITNESS WHEREOF, the Company has executed this Third Amendment to the Plan on this 25th day of April, 1994.

                               HOWELL CORPORATION



                               /s/ Paul W. Funkhouser
                               ------------------------------------
                               Paul W. Funkhouser
                               President

ATTEST:



      /s/ Allyn R. Skelton, II
      ------------------------------------
      Allyn R. Skelton, II
      Secretary